PRESS RELEASE


Wells Financial Corp.                      Contact:Lonnie R. Trasamar
Wells Federal Bank                         President and Chief Executive Officer
53 First Street, S.W.                      (507) 553-3151
Wells, Minnesota 56097
                                           FOR IMMEDIATE RELEASE
                                           November 23, 2004

                              WELLS FINANCIAL CORP.
          FILES ADDITIONAL INFORMATION WITH THE SECURITIES AND EXCHANGE
         COMMISSION RELATING TO ITS MODIFIED DUTCH AUCTION TENDER OFFER

     WELLS, MINNESOTA, November 23, 2004 - Wells Financial Corp. (the "Company") (Nasdaq National Market "WEFC") President and Chief Executive Officer, Mr. Lonnie R. Trasamar, today announced that the Company has filed a Second Supplement to the Company's Offer to Purchase containing additional information regarding the offer, with the Securities and Exchange Commission. Stockholders are able to obtain the Second Supplement and other related materials for free at the SEC's website at . Persons with questions regarding the offer and requests for documentation should be made to the Information Agent for the offer, D.F. King & Co., Inc., at (800) 347-4750.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH STOCKHOLDER'S SHARES IN THE OFFER AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION.

     Wells Financial Corp. is the holding company of Wells Federal Bank, a federally chartered savings bank headquartered in Wells, Minnesota. The Bank's deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC").

     The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Wells Financial Corp. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.